UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 13, 2007 (December 12, 2007)
Magellan Petroleum Corporation
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

1-5507	06-0842255

(Commission File Number)	(IRS Employer Identification No.)

10 Columbus Boulevard, Hartford, CT	06106

(Address of Principal Executive Offices)	(Zip Code)
860-293-2006
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
          On December 12, 2007 Magellan Petroleum Corporation (the “Company”) announced the voting results of its 2007 annual meeting of shareholders held on December 6, 2007 in Hartford, Connecticut (the “Annual Meeting”), including the approval by the Company’s shareholders of a resolution authorizing the Board of Directors, in its sole and absolute discretion without further action of the shareholders, to amend the Company’s Restated Certificate of Incorporation to implement a reverse stock split of the Company’s common stock at a ratio of not less than 1-for-2 and not greater than 1-for-10 at any time prior to December 31, 2009, with the exact ratio to be determined by the Board of Directors.
          A copy of the Company’s press release dated December 12, 2007 reporting on the voting results of the Annual Meeting is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.
          At the Annual Meeting, Robert Mollah, a director of the Company and Chairman of the Board of Magellan Petroleum Australia Limited, the Company’s wholly-owned subsidiary, made a slide presentation to shareholders in attendance at the Annual Meeting.
          A copy of the Annual Meeting slide presentation is attached hereto as Exhibit 99.2 and is hereby incorporated by reference.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits
99.1	Press Release of the Company, dated December 12, 2007, regarding voting results of the 2007 annual meeting of shareholders.

99.2	Company Slide Presentation to Shareholders at the 2007 Annual Meeting, December 6, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MAGELLAN PETROLEUM CORPORATION

	By:	/s/ Daniel J. Samela

Name: Daniel J. Samela
Title: President, Chief Executive
Officer And Chief Financial Officer

Dated: December 13, 2007

EXHIBIT INDEX

Exhibit No.	Description	Page No.

99.1	Press Release of the Company, dated December 12, 2007, regarding voting results of the 2007 annual meeting of shareholders.	5

99.2	Company Slide Presentation to Shareholders at the 2007 Annual Meeting, December 6, 2007.	7